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                                                                   EXHIBIT 10.10

HUDSON CITY Savings Bank

                            HUDSON CITY SAVINGS BANK
                       OUTSIDE DIRECTORS CONSULTATION PLAN
                            (As Amended and Restated)

         1. PURPOSE. The purpose of the Plan is to promote the growth and profitability of the Bank and the Company by ensuring that Hudson City Savings Bank and Hudson City Bancorp, Inc. will be able to continue to have, as a resource, the advice and expertise of those persons who have served in the capacity of Outside Director of the Bank or the Company upon such persons retirement from the Board of Directors.

         2.  DEFINITIONS.

                  (a) "Bank" means Hudson City Savings Bank.

                  (b) "Change of Control" means the occurrence of any of the following events:

                  (i) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                           (A) at least 51% of the equity ownership interests of
                  the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                           (B) at least 51% of the securities entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are


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                  beneficially owned (within the meaning of Rule 13d-3
                  promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

                  (iii) a complete liquidation or dissolution of the Company;

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

                           (A) individuals who were members of the Board of
                  Directors of the Company on the date of this Agreement; or

                           (B) individuals who first became members of the Board
                  of Directors of the Company after the date of this Agreement either:

                                    (1) upon election to serve as a member of
                           the Board of Directors of the Company by affirmative vote of three-quarters of the


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                           members of such board, or of a nominating committee
                           thereof, in office at the time of such first election; or

                                    (2) upon election by the shareholders of the
                           Board of Directors of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

                  provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of the Company; or

                  (v) any event which would be described in section 2(b)(i),
                  (ii), (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2(b), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  (c)      "Company" means Hudson City Bancorp, Inc.



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                  (d) "Consulting Director" means a Participant who has
satisfied the eligibility requirements of Paragraph 3 and who agrees to provide Consulting Services to the Bank or the Company.

                  (e) "Consulting Services" means advice and consultation provided to the Bank or the Company as requested from time to time by the Board of Directors or any officer designated by the Board, not to exceed two (2) days a month.

                  (f) "Monthly Benefit" means an amount equal to five percent (5%) of the individual fee paid for attendance at a monthly Board Meeting to Outside Directors as of the Participants' Termination Date, multiplied by the number of full years of service as an Outside Director but not to exceed 20 years. For example, the monthly benefit for 12 years of service would be 60% and the monthly benefit for 20 or more years of service would be 100%. (See paragraph 3. ELIGIBILITY, for minimum service requirement).

                  (g) "Outside Director" means a person who is not an officer or employee of the Bank and who is elected or appointed to the office of Director of the Bank or the Company.

                  (h) "Participant" means a Consulting Director who meets the eligibility requirements of Paragraph 3 and is entitled to receive benefits hereunder.

                  (i) "Plan" means the Hudson City Savings Bank Outside Directors Consultation Plan.

                  (j) "Termination Date" means the date of a Participant's termination from service as an Outside Director of the Bank and the Company by retirement or resignation, and notification to the Board of Directors of Participants intention to serve as a Consulting Director.


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         3. ELIGIBILITY. Any person who has served as an outside Director of the
Bank or the Company for a period of ten years and has attained the age of 65 and who submits a written notice to the Board of Directors of his or her intention to provide Consulting Services, shall be a Participant in the Plan. Any person who has been removed for cause or is required to resign or is terminated due to banking law or regulations, regardless of length of service, shall not be a Participant in the Plan and shall have no rights to benefit hereunder; provided, however, that termination of service following a failure to be elected to the Board of Directors of the Company or the Bank by stockholders shall not be deemed a removal for cause, a required resignation or a termination due to banking law or regulations.

                  A Director's years of service as an Outside Manager of Orange Savings Bank shall be counted toward eligibility and the calculation of the monthly benefit. A Director's years of service as an Outside Manager of Hudson City Savings Bank prior to its conversion from a mutual savings bank to a stock savings bank shall be counted toward eligibility and the calculation of the Monthly Benefit. A Director's years of service as an Outside Director of Hudson City Bancorp, Inc. shall be counted toward eligibility and the calculation of the Monthly Benefit (but shall not be double-counted in the case of simultaneous service for the Bank and the Company).

         4. BENEFITS. An eligible Participant shall, effective upon his or her Termination Date, be designated a Consulting Director without any action required by the Board of Directors, and such Consulting Director shall be paid a Monthly Benefit in equal monthly installments, for the number of months such Participant has agreed to provide Consulting Services as a Consulting Director, not to exceed one hundred and twenty (120) months. At the expiration of the period for which the


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Participant is entitled to benefits under this paragraph, his or her status as a
Consulting Director shall cease.

         5. DEATH OF A PARTICIPANT. If a Participant dies, then the equivalent of six (6) Monthly Benefits payable hereunder shall be paid to the Participants' surviving spouse, if any, in one lump sum.

         6. PROVISIONS UPON A CHANGE OF CONTROL. Notwithstanding anything in the Plan to the contrary, the Plan shall terminate on the effective date of any Change of Control. In such event:

         (a) No Director or Participant (including a Director or Participant whose service has terminated and who has previously given a notice of intent to provide consulting services) shall have any further obligation to provide consulting services.

         (b) Each Participant whose benefits are in pay status shall receive a lump sum payment in full settlement of all payments remaining to be paid. Such lump sum payment shall be equal to the lump sum present value of the number of payments remaining to be paid as of the date of the Change of Control, computed assuming that payments are made monthly in advance and using a discount rate equal to the applicable federal short-term rate prescribed under section 1274 of the Internal Revenue Code for the month prior to the month in which the Change of Control occurs.

         (c) Each Outside Director (but not Consulting Director) in service on the date of a Change of Control whose benefits are not in pay status shall receive a lump sum payment equal to a lump sum present value of 120 monthly payments


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                  in an amount equal to the Monthly Benefit calculated as if the date of the Change of Control was the Director's Termination Date and such Director had 20 years of service as a Director. Such lump sum payment shall be computed assuming the payments are made monthly in advance beginning on the date of the Change of Control and using a discount rate equal to the applicable federal short-term rate prescribed under section 1274 of the Internal Revenue Code for the month prior to the month in which the Change of Control occurs.

         7. ASSUMPTION BY COMPANY. Effective upon the conversion of the Bank from a mutual savings bank to a stock savings bank, the Company accepts this Plan for the benefit of its Outside Directors and assumes all obligations arising under this Plan deriving therefrom.

         8. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Bank. All interpretations of the Plan by the Board of Directors shall be final and binding upon all persons having an interest in the Plan.

         9. AMENDMENT. The Board of Directors of the Bank may amend, modify, suspend or terminate this Plan at any time provided, however, that any amendment, modification, suspension or termination shall not affect a Participant then receiving payments pursuant to paragraph 4. In the event that a corporation or trade or business other than Hudson City Savings Bank shall adopt this Plan, such corporation or trade or business shall, by adopting the Plan, empower Hudson City Savings Bank to amend or terminate the Plan, insofar as it shall cover employees of such corporation or trade or business, upon the terms and conditions set forth in this Plan; provided, however, that any such corporation or trade or business may, by action of its board of directors


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or other governing body, amend or terminate the Plan, insofar as it shall cover employees of such corporation or trade or business, at different times and in a different manner. In the event of any such amendment or termination by action of the board of directors or other governing body of such a corporation or trade or business, a separate plan shall be deemed to have been established for the employees of such corporation or trade or business.